UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2010

ROGERS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-4347	06-0513860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Technology Drive P.O. Box 188 Rogers, Connecticut	06263-0188
(Address of principal executive offices)	Zip Code

(Registrant’s telephone number, including area code) (860) 774-9605

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On June 15, 2010, Rogers Corporation (the "Company") approved the entering into of its standard form of Indemnification Agreement for Company Directors with Michael F. Barry and Peter C. Wallace, the Company's two new Directors, which provides that, among other things, the Company will indemnify each of Mr. Barry and Mr. Wallace against certain liabilities that may arise by reason of each of their status or service as a Director of the Company, and that the Company will advance to each of them the expenses incurred as a result of a proceeding as to which either or both may be indemnified.

The above description is qualified in its entirety by the terms of the Form of Indemnification Agreement (Director Form), a copy of which has been previously filed as Exhibit 99.1 to the Company's Current Report on Form 8-K, filed on December 14, 2004, and is incorporated herein by reference.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2010, the Board of Directors of the Company voted to increase the current size of the Board of Directors from eight to ten members and appointed Michael F. Barry and Peter C. Wallace as new Directors of the Company.  They each will serve as a Director until the next annual meeting of shareholders and thereafter until his successor is chosen and qualified.

Mr. Barry is Chairman, Chief Executive Officer and President of Quaker Chemical Corporation, a New York Stock Exchange listed company (“Quaker”).  Quaker is a leading global provider of process chemicals, chemical specialties, services and technical expertise to a wide range of industries – including steel, automotive, mining, aerospace, tube and pipe, coatings and construction materials.  Mr. Barry has been Quaker’s Chief Executive Officer and President since October 2008.  Mr. Barry has held a number of other positions with Quaker since 1998, including Senior Vice President and Managing Director – North America from January 2006 to October 2008, Senior Vice President and Global Industry Leader – Metalworking and Coatings from July 2005 through December 2005 and Vice President and Global Industry Leader – Industrial Metalworking and Coatings from January 2004 through June 2005.

Mr. Wallace is President and Chief Executive Officer of Robbins & Meyers, Inc., a New York Stock Exchange listed company (“Robbins & Meyers”). Robbins & Meyers is a leading supplier of engineered equipment and systems for critical applications in global energy, industrial chemical and pharmaceutical markets.  Mr. Wallace has been President and Chief Executive officer of Robbins & Meyers since July 2004 and prior to this, he was President and Chief Executive Officer of IMI Norgren Group from October 2001 to July 2004. Prior to working with IMI Norgren Group, Mr. Wallace was employed by Rexnord Corporation for 25 years where he most recently served as President and Group Chief Executive from 1998 to 2001. Mr. Wallace is also Director of Applied Industrial Technologies, Inc., a New York Stock Exchange listed company.

ITEM 7.01	Regulation FD Disclosure.

On June 15, 2010, the Company issued a press release announcing the appointment of Mr. Barry and Mr. Wallace as new Directors of the Company.  The press release is furnished as Exhibit 99.1 hereto and is incorporated by reference.

The information furnished in this report in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement (Director Form), previously filed as Exhibit 99.1 to the Company's Current Report on Form 8-K, filed on December 14, 2004, and incorporated herein by reference.

99.1	Press release by Rogers Corporation dated June 15, 2010 announcing the election of Michael F. Barry and Peter C. Wallace as new Directors of the Company (furnished pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION

	By:	/s/ Robert M. Soffer
Robert M. Soffer
Vice President and Secretary

Date: June 15, 2010